Exhibit 99.1
GameStop Reports Fourth Quarter and Fiscal Year 2021 Results

Announces Intended Launch of NFT Marketplace by Close of Q2 FY22

GRAPEVINE, Texas--(BUSINESS WIRE)—GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today released financial results for the fourth quarter and fiscal year ended January 29, 2022. The Company’s condensed and consolidated financial statements, including GAAP and non-GAAP results, are below. The Company’s Form 10-K and supplemental information can be found at http://investor.GameStop.com. The Company also announced it intends to launch its marketplace for non-fungible tokens (“NFTs”) by the end of the second quarter of fiscal year 2022.
FOURTH QUARTER OVERVIEW
•Generated net sales of $2.254 billion for the quarter, compared to $2.122 billion in the fourth quarter of 2020 and $2.194 billion in the fourth quarter of 2019.
•Established new and expanded brand relationships, including with PC gaming companies such as Alienware, Corsair and Lenovo, that contributed to sales growth in the quarter.
•Grew PowerUp Rewards Pro members by 32% on a year-over-year basis, taking total membership to approximately 5.8 million.
•Entered into a partnership with Immutable X that is intended to support the development of GameStop’s NFT marketplace and provide the Company with up to $150 million in IMX tokens upon achievement of certain milestones.
•Launched a redesigned app, which includes an enhanced user interface, improved scalability for a larger product catalog and more functionality to support exclusive offers and promotions.
•Hired dozens of additional individuals with experience in areas such as blockchain gaming, ecommerce and technology, product refurbishment and operations.
FULL YEAR OVERVIEW
•Generated net sales of $6.011 billion for the fiscal year, compared to $5.090 billion for fiscal year 2020.
•Expanded the product catalog to include a broader set of consumer electronics, PC gaming equipment and refurbished hardware.
•Made significant and long-term investments in the Company’s fulfillment network, systems and teams.
•Established new offices in Seattle, Washington and Boston, Massachusetts, which are technology hubs with established talent markets.
•Raised more than $1.67 billion in capital and eliminated all of the Company’s long-term debt, other than a $44.6 million low-interest, unsecured term loan associated with the French government’s response to COVID-19.
•Ended the fiscal year with $1.271 billion in cash and cash equivalents and $915 million in inventory, compared to $635.0 million in cash and cash equivalents and $602.5 million in inventory at the end of fiscal year 2020. Increased investments in inventory reflect the Company’s focus on meeting heightened demand and mitigating supply chain headwinds.

CONFERENCE CALL INFORMATION
A webcast with management is scheduled for March 17, 2022, at 5:00 p.m. ET to discuss the Company’s fourth quarter and full-year activities and financial results. This call, along with supplemental information, can also be accessed at http://investor.GameStop.com. The phone number for the investor conference call is 877-451-6152 and the confirmation code is 13725350. This webcast will be archived for two months on GameStop’s investor relations website.
NON-GAAP MEASURES AND OTHER METRICS
As a supplement to the Company’s financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted SG&A, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, adjusted EBITDA and free cash flow. The Company believes these non-GAAP financial measures provide useful information to investors in evaluating the Company’s core operating performance. Adjusted selling, general and administrative expenses (“Adjusted SG&A”), adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share exclude the effect of items such as transformation costs, asset impairments, store closure costs, severance, as well as divestiture costs. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting the Company’s local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company’s current period reported results. The Company’s definition and calculation of non-GAAP financial measures may differ from that of other companies. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS - SAFE HARBOR
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, strategic and transformation initiatives, future operations, margins, profitability, sales growth, capital expenditures, liquidity, capital resources, expansion of technology expertise, and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2022, future financial and operating results, projections and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions, outcomes and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual developments, business decisions, outcomes and results to differ materially from those reflected or described in the forward-looking statements: economic, social, and political conditions in the markets in which we operate; the impact of the COVID-19 pandemic on the Company’s business and financial results; the cyclicality of the video game industry; the Company’s dependence on the timely delivery of new and innovative products from its vendors; the impact of technological advances in the video game industry and related changes in consumer behavior on the Company’s sales; the Company’s ability to keep pace with changing industry technology and consumer preferences; the Company’s ability to obtain favorable terms from its current and future suppliers and service providers; the ability of the Company’s third party delivery services to deliver products to the Company’s retail locations, fulfillment centers and consumers and changes in the terms the Company has with such service providers; the Company’s dependence on sales during the holiday selling season; the decrease in popularity of certain types of video games containing graphic violence; the Company’s ability to renew or enter into new leases on favorable terms; the Company’s ability to maintain strong retail and ecommerce experiences for its customers; the Company’s strategic plans and transformation initiatives and the Company’s ability to achieve the desired results of its transformation initiatives within the anticipated time-frame or at all; enhanced risks as new business initiatives lead the Company to engage in new activities; the competitive nature of the Company’s industry, including competition from multi-channel retailers, ecommerce businesses, and others; disruptions or interruptions to the Company’s logistics capabilities or supply chain or the supply chain of the Company's suppliers; the Company’s ability to anticipate, identify and react to trends in pop culture with regard to its sales of collectibles; the ability and willingness of the Company’s vendors to provide marketing and merchandising support at historical or anticipated levels; restrictions on the Company’s ability to purchase and sell pre-owned products; changes to tariff and import/export regulations; unfavorable changes in the Company’s global tax rate; legislative actions; the Company’s ability to comply with federal, state, local and international laws and regulations and statutes; the evolution of government regulation related to blockchain, digital assets and Web 3.0 technology; fluctuations in the Company’s results of operations from quarter to quarter; the restrictions contained in the agreement governing the Company’s revolving credit facility; the Company’s ability to generate sufficient cash flow to fund its operations; the Company’s ability to incur additional debt; turnover in senior management or the Company’s ability to attract and retain qualified personnel; turnover in the Company’s Board of Directors; the Company’s ability to maintain the security or privacy of its customer, associate or Company information; potential damage to the Company’s reputation or customers' perception of the Company; occurrence of weather events, natural disasters, public health crises and other unexpected events; potential failure or inadequacy of the Company's computerized systems; the Company’s ability to maintain effective control over financial reporting; volatility in the Company’s Class A Common Stock price, including volatility due to potential short squeezes; continued high degrees of media coverage by third parties; the availability and future sales of substantial amounts of the Company’s Class A Common Stock; and potential future litigation and other legal proceedings. Additional factors that could cause results to differ materially from those reflected or described in the forward-looking statements can be found on GameStop's most recent Annual Report on Form 10-K filed with the SEC and available at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks ended January 29, 2022	13 weeks ended January 30, 2021
Net sales	$2,253.9	$2,122.1
Cost of sales	1,875.7	1,673.5
Gross profit	378.2	448.6
Selling, general and administrative expenses	538.9	419.1
Asset impairments	6.1	10.7
Operating earnings	(166.8)	18.8
Interest expense, net	0.9	8.2
(Loss) earnings from continuing operations before income taxes	(167.7)	10.6
Income tax benefit	(20.2)	(69.7)
Net (loss) income from continuing operations	(147.5)	80.3
Income from discontinued operations, net of tax	—	0.2
Net (loss) income	$(147.5)	$80.5

Basic (loss) earnings per share:
Continuing operations	$(1.94)	$1.23
Discontinued operations	—	—
Basic (loss) earnings per share	$(1.94)	$1.23

Diluted (loss) earnings per share:
Continuing operations	$(1.94)	$1.19
Discontinued operations	—	—
Diluted (loss) earnings per share	$(1.94)	$1.19

Weighted average common shares outstanding:
Basic	75.9	65.2
Diluted	75.9	67.8

Percentage of Net Sales:
Net sales	100.0%	100.0%
Cost of sales	83.2%	78.9%
Gross profit	16.8%	21.1%
Selling, general and administrative expenses	23.9%	19.7%
Asset impairments	0.3%	0.5%
Operating earnings	(7.4)%	0.9%
Interest expense, net	—%	0.4%
(Loss) earnings from continuing operations before income taxes	(7.4)%	0.5%
Income tax benefit	(0.9)%	(3.3)%
Net (loss) income from continuing operations	(6.5)%	3.8%
Income from discontinued operations, net of tax	—%	—%
Net (loss) income	(6.5)%	3.8%

GameStop Corp.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	52 weeks ended January 29, 2022	52 weeks ended January 30, 2021
Net sales	$6,010.7	$5,089.8
Cost of sales	4,662.9	3,830.3
Gross profit	1,347.8	1,259.5
Selling, general and administrative expenses	1,709.6	1,514.2
Asset impairments	6.7	15.5
Gain on sale of assets	—	(32.4)
Operating loss	(368.5)	(237.8)
Interest expense, net	26.9	32.1
Loss from continuing operations before income taxes	(395.4)	(269.9)
Income tax benefit	(14.1)	(55.3)
Net loss from continuing operations	(381.3)	(214.6)
Loss from discontinued operations, net of tax	—	(0.7)
Net loss	$(381.3)	$(215.3)

Basic loss per share:
Continuing operations	$(5.25)	$(3.30)
Discontinued operations	—	(0.01)
Basic loss per share:	$(5.25)	$(3.31)

Diluted (loss) per share:
Continuing operations	$(5.25)	$(3.30)
Discontinued operations	—	(0.01)
Diluted loss per share	$(5.25)	$(3.31)

Weighted average common shares outstanding:
Basic	72.6	65.0
Diluted	72.6	65.0

Percentage of Net Sales:
Net sales	100.0%	100.0%
Cost of sales	77.6%	75.3%
Gross profit	22.4%	24.7%
Selling, general and administrative expenses	28.4%	29.7%
Asset impairments	0.1%	0.3%
Gain on sale of assets	—%	(0.6)%
Operating loss	(6.1)%	(4.7)%
Interest expense, net	0.4%	0.6%
Loss from continuing operations before income taxes	(6.6)%	(5.3)%
Income tax benefit	(0.2)%	(1.1)%
Net loss from continuing operations	(6.3)%	(4.2)%
Loss from discontinued operations, net of tax	—%	—%
Net loss	(6.3)%	(4.2)%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	January 29, 2022	January 30, 2021
Current assets:
Cash and cash equivalents	$1,271.4	$508.5
Restricted cash	33.1	110.0
Receivables, net	141.1	105.3
Merchandise inventories	915.0	602.5
Prepaid expenses and other current assets	238.2	224.9
Total current assets	2,598.8	1,551.2
Property and equipment, net	163.6	201.2
Operating lease right-of-use assets	586.6	662.1
Deferred income taxes	16.3	—
Long-term restricted cash	15.4	16.5
Other noncurrent assets	118.6	41.6
Total assets	$3,499.3	$2,472.6

Current liabilities:
Accounts payable	$471.0	$341.8
Accrued liabilities and other current liabilities	668.9	626.8
Current portion of operating lease liabilities	210.7	227.4
Short-term debt, including current portion of long-term debt, net	4.1	121.7
Borrowings under revolving line of credit	—	25.0
Total current liabilities	1,354.7	1,342.7
Long-term debt, net	40.5	216.0
Operating lease liabilities	393.7	456.7
Other long-term liabilities	107.9	20.5
Total liabilities	1,896.8	2,035.9
Stockholders’ equity	1,602.5	436.7
Total liabilities and stockholders’ equity	$3,499.3	$2,472.6

GameStop Corp.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	13 weeks ended January 29, 2022	13 weeks ended January 30, 2021
Cash flows from operating activities:
Net (loss) income	$(147.5)	$80.5
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	24.0	19.6
Asset impairments	6.1	10.7
Stock-based compensation expenses	9.8	1.8
Deferred income taxes	(16.3)	34.9
Loss on disposal of property and equipment, net	3.5	3.3
Other	(2.1)	(1.7)
Changes in operating assets and liabilities:
Receivables, net	(59.4)	(26.0)
Merchandise inventories	215.6	270.8
Prepaid expenses and other current assets	(1.4)	11.3
Prepaid income taxes and income taxes payable	(8.8)	(98.7)
Accounts payable and accrued liabilities	(152.5)	(157.5)
Operating lease right-of-use assets and liabilities	17.2	17.9
Changes in other long-term liabilities	1.5	(2.1)
Net cash flows (used in) provided by operating activities	(110.3)	164.8
Cash flows from investing activities:
Capital expenditures	(21.3)	(27.4)
Other	(2.3)	1.0
Net cash flows used in investing activities	(23.6)	(26.4)
Cash flows from financing activities:
Payments of financing costs	(3.0)	—
Net repayments of senior notes	—	(125.0)
Issuance of common stock, net of share repurchases for withholding taxes	(0.2)	4.1
Net cash flows used in financing activities	(3.2)	(120.9)
Exchange rate effect on cash, cash equivalents and restricted cash	(11.1)	14.9
(Decrease) increase in cash, cash equivalents and restricted cash	(148.2)	32.4
Cash, cash equivalents and restricted cash at beginning of period	1,468.1	602.6
Cash, cash equivalents and restricted cash at end of period	$1,319.9	$635.0

GameStop Corp.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	52 weeks ended January 29, 2022	52 weeks ended January 30, 2021
Cash flows from operating activities:
Net loss	$(381.3)	$(215.3)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	77.2	80.7
Loss (gain) on retirement of debt	18.2	(1.5)
Asset impairments	6.7	15.5
Stock-based compensation expenses	30.5	7.9
Deferred income taxes	(16.3)	80.3
Loss (gain) on disposal of property and equipment, net	5.4	(27.3)
Other	(3.5)	2.4
Changes in operating assets and liabilities:
Receivables, net	(38.4)	39.8
Merchandise inventories	(329.6)	282.4
Prepaid expenses and other current assets	(6.5)	8.4
Prepaid income taxes and income taxes payable	(21.7)	(87.0)
Accounts payable and accrued liabilities	224.4	(78.6)
Operating lease right-of-use assets and liabilities	(0.9)	19.0
Changes in other long-term liabilities	1.5	(3.0)
Net cash flows (used in) provided by operating activities	(434.3)	123.7
Cash flows from investing activities:
Capital expenditures	(62.0)	(60.0)
Proceeds from sale of property and equipment	—	95.5
Other	(2.8)	1.4
Net cash flows (used in) provided by investing activities	(64.8)	36.9
Cash flows from financing activities:
Proceeds from issuance of common stock, net of costs	1,672.8	—
Net repayments of senior notes	(307.4)	(130.3)
Proceeds from French term loans	—	47.1
Borrowings from the revolver	—	150.0
Repayments of revolver borrowings	(25.0)	(125.0)
Settlement of stock-based awards	(136.8)	3.1
Payments of financing costs	(3.0)	—
Other	—	(0.3)
Net cash flows provided by (used in) financing activities	1,200.6	(55.4)
Exchange rate effect on cash, cash equivalents and restricted cash	(16.6)	16.3
Increase in cash, cash equivalents and restricted cash	684.9	121.5
Cash, cash equivalents and restricted cash at beginning of period	635.0	513.5
Cash, cash equivalents and restricted cash at end of period	$1,319.9	$635.0

GameStop Corp.
Schedule I
Sales Mix
(in millions)
(unaudited)

	13 weeks ended January 29, 2022		13 weeks ended January 30, 2021
Net Sales:	Net Sales	Percent of Total	Net Sales	Percent of Total

Hardware and accessories(1)	$1,188.7	52.7%	$1,162.7	54.8%
Software(2)	785.9	34.9%	731.2	34.4%
Collectibles	279.3	12.4%	228.2	10.8%
Total	$2,253.9	100.0%	$2,122.1	100.0%

	52 weeks ended January 29, 2022		52 weeks ended January 30, 2021
Net Sales:	Net Sales	Percent of Total	Net Sales	Percent of Total

Hardware and accessories(1)	$3,171.7	52.8%	$2,530.8	49.7%
Software(2)	2,014.8	33.5%	1,979.1	38.9%
Collectibles	824.2	13.7%	579.9	11.4%
Total	$6,010.7	100.0%	$5,089.8	100.0%

(1) Includes sales of new and pre-owned hardware, accessories, hardware bundles in which hardware and digital or physical software are sold together in a single SKU, interactive game figures, strategy guides, mobile and consumer electronics.
(2) Includes sales of new and pre-owned video game software, digital software and PC entertainment software.

GameStop Corp.
Schedule II
(in millions)
(unaudited)

Non-GAAP results
The following table reconciles the Company's selling, general and administrative expenses ("SG&A"), operating earnings, net income (loss) and earnings (loss) per share as presented in its consolidated statements of operations and prepared in accordance with United States generally accepted accounting principles ("GAAP") to its adjusted SG&A, adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings per share. The diluted weighted-average shares outstanding used to calculate adjusted earnings per share may differ from GAAP weighted-average shares outstanding. Under GAAP, basic and diluted weighted-average shares outstanding are the same in periods where there is a net loss. The tax adjustments below for the 13 and 52 weeks ended January 29, 2022 respectively, include provisions for the tax effects of non-GAAP adjustments. The reconciliations below are from continuing operations only.

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021

Adjusted SG&A
SG&A	$538.9	$419.1	$1,709.6	$1,514.2
Transformation costs	—	0.4	(6.5)	(1.6)
Significant transactions (1)	—	—	(0.4)	(7.5)
Severance, divestitures, and other (2)	—	0.2	(18.3)	(7.6)
Adjusted SG&A	$538.9	$419.7	$1,684.4	$1,497.5

(1) Includes transaction costs associated with the sale of an aggregate of 8,500,000 shares of our common stock under our at-the-market equity offering program during the 52 weeks ended January 29, 2022 (the "ATM Transactions"). Prior year includes transaction costs associated with our debt exchange.
(2) Severance includes cash and stock based compensation expenses for key personnel that have separated from the Company.

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021
Adjusted Operating Income (Loss)
Operating earnings (loss)	$(166.8)	$18.8	$(368.5)	$(237.8)
Transformation costs	—	(0.4)	6.5	1.6
Asset impairments	6.1	10.7	6.7	15.5
Significant transactions (1)	—	—	0.4	(24.9)
Severance, divestitures, and other (2)	—	(0.2)	18.3	7.6
Adjusted operating income	$(160.7)	$28.9	$(336.6)	$(238.0)

(1) Includes transaction costs associated with our ATM transactions paid in the 52 weeks ended January 29, 2022. Prior year includes the gain on sale of assets relating to sale-leaseback transactions and transaction costs associated with our debt exchange.
(2) Severance includes cash and stock based compensation expenses for key personnel that have separated from the Company.

	13 Weeks Ended January 29, 2022	13 Weeks Ended January 30, 2021	52 Weeks Ended January 29, 2022	52 Weeks Ended January 30, 2021
Adjusted Net Income (Loss)
Net income (loss)	$(147.5)	$80.5	$(381.3)	$(215.3)
(Income) loss from discontinued operations	—	(0.2)	—	0.7
Net income (loss) from continuing operations	(147.5)	80.3	(381.3)	(214.6)
Transformation costs	—	(0.4)	6.5	1.6
Asset impairments	6.1	10.7	6.7	15.5
Significant transactions (1)	—	—	18.6	(24.9)
Severance, divestitures, and other (2)	—	(0.2)	18.3	7.6
Tax effect of non-GAAP adjustments	—	0.3	—	23.0
Adjusted net (loss) income	$(141.4)	$90.7	$(331.2)	$(191.8)

Adjusted Earnings (Loss) Per Share
Basic	$(1.86)	$1.39	$(4.56)	$(2.95)
Diluted	$(1.86)	$1.34	$(4.56)	$(2.95)

Number of shares used in adjusted calculation
Basic	75.9	65.2	72.6	65.0
Diluted	75.9	67.8	72.6	65.0
(1) Includes transaction costs associated with our ATM transactions and first quarter make-whole premium and accelerated amortization of the deferred financing costs associated with the voluntary early redemption of the 2023 Senior Notes paid in the 52 weeks ended January 29, 2022. Prior year includes the gain on sale of assets relating to sale lease-back transactions, a discount on open market purchases of the 2021 Senior Notes, gain on the early retirement of debt for the 39 weeks ended January 30, 2021.
(2) Severance includes cash and stock-based compensation expenses for key personnel that have separated from the Company.

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Net (loss) income	$(147.5)	$80.5	$(381.3)	$(215.3)
(Loss) income from discontinued operations, net of tax	—	(0.2)	—	0.7
(Loss) income from continuing operations	$(147.5)	$80.3	$(381.3)	$(214.6)
Interest expense, net	0.9	8.2	26.9	32.1
Depreciation and amortization	24.0	19.6	77.2	80.7
Income tax benefit	(20.2)	(69.7)	(14.1)	(55.3)
EBITDA	$(142.8)	$38.4	$(291.3)	$(157.1)
Stock-based compensation expenses	9.8	1.8	22.5	7.9
Transformation costs	—	(0.4)	6.5	1.6
Asset impairments	6.1	10.7	6.7	15.5
Significant transactions(1)	—	—	0.4	(24.9)
Severance, divestitures, and other(2)	—	(0.2)	18.3	7.6
Adjusted EBITDA	$(126.9)	$50.3	$(236.9)	$(149.4)

(1) Includes transaction costs associated with the ATM transactions paid in the 52 weeks ended January 29,2022. Prior year includes the gain on sale of assets relating to sale-leaseback transactions and transaction costs associated with our debt exchange.
(2) Severance includes cash and stock based compensation for key personnel that have separated from the Company.

GameStop Corp.
Schedule III
(in millions)
(unaudited)

Non-GAAP results
The following table reconciles the Company's cash flows provided by operating activities as presented in its unaudited Consolidated Statements of Cash Flows and prepared in accordance with GAAP to its free cash flow and adjusted free cash flow.

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net cash flows (used in) provided by operating activities	$(110.3)	$164.8	$(434.3)	$123.7
Capital expenditures	(21.3)	(27.4)	(62.0)	(60.0)
Free cash flow	$(131.6)	$137.4	$(496.3)	$63.7

Non-GAAP Measures and Other Metrics
Adjusted EBITDA, adjusted selling, general and administrative expense, adjusted operating income and adjusted net income are supplemental financial measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations.

We define Adjusted EBITDA as net income (loss) before income taxes, plus interest expense, net and depreciation and amortization, excluding stock-based compensation expenses, transformation costs, business divestitures, asset impairments, severance and other non-cash charges. Net income (loss) is the GAAP financial measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measures should not be considered as an alternative to the most directly comparable GAAP financial measure. Furthermore, non-GAAP financial measures have limitations as an analytical tool because they exclude some but not all items that affect the most directly comparable GAAP financial measures. Some of these limitations include:

•certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure;
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

We compensate for the limitations of adjusted EBITDA, adjusted selling, general and administrative expense, adjusted operating income and adjusted net income as analytical tools by reviewing the comparable GAAP financial measure, understanding the differences between the GAAP and non-GAAP financial measures and incorporating these data points into our decision-making process. Adjusted EBITDA, adjusted selling, general and administrative expense, adjusted operating income and adjusted net income is provided in addition to, and not as an alternative to, the Company’s financial results prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because adjusted EBITDA, adjusted selling, general and administrative expense, adjusted operating income and adjusted net income may be defined and determined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Contact
GameStop Investor Relations
817-424-2001
ir@gamestop.com

GameStop Public Relations
646-386-0091
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